Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of March 1995
Distribution Date of April 17, 1995

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                $141,826,345.98
Beginning Pool Factor                       0.4233590

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $8,566,220.12
  Interest Collected                    $1,104,063.00

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $228,450.98
Total Additional Deposits                 $228,450.98

Repos/Chargeoffs                          $133,880.91
Aggregate Number of Notes Charged Off              15

Total Available Funds                   $9,368,326.07

Ending Pool Balance                   $133,656,652.98
Ending Pool Factor                          0.3989720

Servicing Fee                             $118,188.62

Repayment of Servicer Advances            $530,408.03

Reserve Account:
  Beginning Balance                    $10,690,065.09
  Target Percentage                             7.50%
  Target Balance                       $10,024,248.97
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                      $(665,816.12)
  Ending Balance                       $10,024,248.97

                                            Dollars         Notes
Delinquencies:
  Installments:
     1-30 days                             938,169.88         760
    31-60 days                             139,496.17         140
    60+ days                                34,082.06          32

    Total                                1,111,748.11         771

  Balances:
    60+ days                               598,389.48          32

Memo Item - Reserve Account

  Prior Month                          $10,636,975.95
  Invest. Income                            53,089.14
    Beginning Balance                  $10,690,065.09

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of March 1995

                                                              [--------------NOTES------------]
                                                                CLASS A-1
                                               TOTAL          (MONEY MARKET)       CLASS A-2         CERTIFICATES
Original
 Pool Amount Dist.:                       $335,002,547.77    $127,300,000.00    $195,976,000.00     $11,726,547.77
 Distribution Percentages                                            100.00%             95.50%              4.50%
 Turbo Percentages                                                   100.00%              0.00%              0.00%
 Coupon                                                               3.475%             4.475%             4.800%

Beginning Pool Balance                    $141,826,345.98
Ending Pool Balance                       $133,656,652.98

Collected Principal                         $8,264,263.07
Collected Interest                          $1,104,063.00
Charge-Offs                                   $133,880.91
Servicing                                     $118,188.62

  Total Collections Available
    for Debt Service                        $9,250,137.45

Beginning Balance                         $130,804,459.22              $0.00    $122,538,325.43      $8,266,133.79

Interest Due                                  $490,030.38              $0.00        $456,965.84         $33,064.54
Interest Paid                                 $490,030.38              $0.00        $456,965.84         $33,064.54
Principal Due                               $8,398,143.98              $0.00      $8,020,227.50        $377,916.48
Principal Paid                              $8,398,143.98              $0.00      $8,020,227.50        $377,916.48
Turbo Principal                                     $0.00              $0.00              $0.00              $0.00

Ending Balance                            $122,406,315.24              $0.00    $114,518,097.93      $7,888,217.31
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.0000000000       0.5843475626       0.6726802688

Total Distributions                         $8,888,174.36              $0.00      $8,477,193.34        $410,981.02

Interest Shortfall                                  $0.00              $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00              $0.00

Excess Servicing                              $361,963.09

Beginning Reserve Account Balance          $10,690,065.09
(Release)/Draw                               $(665,816.12)
Ending Reserve Account Balance             $10,024,248.97

Memo Item - Advances:
 Servicer Advances - Current Month           $(530,408.03)
 Total Outstanding Servicer Advances        $2,562,896.31

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of March 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Nov 1994          Dec 1994          Jan 1995          Feb 1995          Mar 1995
Beg. Pool Balance        $176,685,539.12   $167,871,059.78   $159,033,206.08   $150,236,079.05   $141,826,345.98

A) Loss Trigger:
Principal of Contracts
  Charged off                 $70,260.91        $39,029.43       $123,164.08        $99,484.41       $133,880.91
Recoveries                   $202,949.75       $103,431.89       $131,463.16         $1,084.30       $228,450.98


Total Charged off
  (Months 5,4,3)             $232,454.42
Total Recoveries
  (Months 3,2,1)              360,998.44
Net Loss/(Recoveries)
  for 3 Mos.                $(128,544.02)(a)

Total Balance
  (Months 5,4,3)         $503,589,804.98(b)

Loss Ratio [(a/b)(12)]         (0.3063)%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                     $329,836.16       $376,854.22       $598,389.48
  As % of Beginning
    Pool Balance                                                    0.20740%          0.25084%          0.42192%
  Three Month Average                                               0.19028%          0.23712%          0.29339%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer